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                                   Exhibit 21

                           Subsidiaries of Registrant


                                                       Percent of Capital
                                                      -------------------
                                                       Stock Owned At
                                                      ---------------
         Name                     Location             December 31, 1996
-----------------------      ------------------       -------------------
Blackhawk State Bank         Beloit, Wisconsin              100%
(Wisconsin - chartered
Commercial Bank)